UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2026
__________________________
TaskUs, Inc.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	001-40482	83-1586636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1650 Independence Drive, Suite 100
New Braunfels, Texas 78132
(Address of principal executive offices) (Zip Code)
(888) 400-8275
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	TASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, TaskUs, Inc. (the “Company”) announced the appointment of Rishabh Khemka as Chief Financial Officer, effective as of June 19, 2026. Mr. Khemka succeeds Trent Thrash, who has served as Interim Chief Financial Officer (Principal Financial Officer) since March 2026 and will continue in his role as Senior Vice President of Corporate Development, Investor Relations and Treasury.

Mr. Khemka, age 43, brings more than 20 years of financial leadership experience across global technology services organizations. His expertise spans corporate finance, financial integration, operational transformation, and investor relations for both public and private equity-backed companies. Since January 2025, he has served as Chief Financial Officer at Encora, a digital engineering services firm backed by Advent International and Warburg Pincus, where he helped lead the organization through its acquisition by Coforge Limited, an NSE-listed global IT services company, and spearheaded the subsequent financial integration. Prior to joining Encora in 2025, he spent more than 18 years in finance roles of increasing seniority at Wipro, a NYSE-listed technology services and consulting company, where he last served as Chief Financial Officer of its Americas business.

Set forth below is a summary of Mr. Khemka’s compensation arrangements in connection with his appointment:

•$550,000 annual base salary;
•Eligibility to receive an annual cash bonus of up to 80% of annual base salary, on a prorated basis for 2026, with the actual bonus determined by the Company’s executive leadership team based on individual and Company performance and subject to approval by the Company’s Compensation Committee and, for 2026, guaranteed to be no less than 40% of earned base salary (representing 50% of target opportunity);
•$1,000,000 sign-on bonus, subject to repayment of the unearned balance if employment terminates before the third anniversary of start date, with the bonus deemed earned on a quarterly basis (except in the case of a qualifying termination); and
•Target annual equity grant value of $1,000,000, commencing in 2027 and subject to approval by the Company’s Compensation Committee.
◦For 2026, Mr. Khemka will receive an equity grant on July 15, 2026, consisting of an award of restricted stock units (“RSUs”) with an aggregate grant value of $500,000 and performance-based restricted stock units (“PSUs”), with an aggregate grant value of $333,333, with the exact number of RSUs and PSUs to be determined by dividing the dollar amount attributable to RSUs or PSUs, as applicable, by the average closing price of one share of the Company’s Class A Common Stock for the 30 trading days ending on July 14, 2026, rounded down to the nearest whole unit. The RSUs will have a vesting reference date of July 15, 2026 and will vest 33% on the first anniversary of the vesting reference date, 33% on the second anniversary of the vesting reference date, and the remaining 34% on the third anniversary of the vesting reference date, subject to Mr. Khemka’s continued employment through each applicable vesting date. The PSUs will consist of 50% Revenue PSUs and 50% Adjusted EBITDA PSUs as set forth in the award agreement and achievement of performance milestones for 2026, 2027 and 2028 will determine vesting. The Form of Restricted Stock Unit Agreement under TaskUs, Inc. 2021 Omnibus Incentive Plan, filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Form of Performance Stock Unit Agreement under TaskUs, Inc. 2021 Omnibus Incentive Plan, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, contain the material terms of the RSUs and PSUs, respectively, and such terms are incorporated by reference herein.

Additionally, the Company will enter into an indemnification agreement with Mr. Khemka in substantially the same form of agreement that the Company has entered into with its directors and other executive officers.

Mr. Khemka was not appointed pursuant to any arrangement or understanding with any other person, has no family relationships with any director or executive officer of the Company, and there are no transactions involving Mr. Khemka that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 22, 2026, the Company issued a press release, relating to Mr. Khemka’s appointment as Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of TaskUs, Inc., dated June 22, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKUS, INC.

	By:	/s/ Claudia F. Walsh
Name: Claudia F. Walsh
Title: General Counsel and Corporate Secretary

Date: June 22, 2026